UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2014 (August 6, 2014)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s stockholders at the Special Meeting:

(1)	To approve the Agreement and Plan of Merger, dated April 3, 2014, as amended by the Amendment to the Agreement and Plan of Merger, dated April 16, 2014, and Amendment No. 2 to the Agreement and Plan of Merger, dated June 2, 2014, by and among Prosperity Gas Holdings Limited, Merger Sub Gas Holdings Inc. and the Company, providing for the merger of Merger Sub Gas Holdings Inc. with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Prosperity Gas Holdings Limited.

The votes regarding the approval of the merger transaction were as follows:

FOR	AGAINST	ABSTAIN
48,258,716	38	511

(3)	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The votes regarding the adjournment of the special meeting to solicit additional proxies if there are insufficient votes were as follows:

FOR	AGAINST	ABSTAIN
48,257,719	1034	512

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: August 6, 2014	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer